UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5677 Airline Road, Arlington, Tennessee	38002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 30, 2012, Wright Medical Group announced Daniel Garen as our Senior Vice President and Chief Compliance Officer, effective immediately. Mr. Garen will receive 50,000 shares of Wright's common stock at an exercise price of $17.35 as an inducement grant to commence employment with us. A press release was issued on January 30, 2012 announcing Mr. Garen's employment with our Company and is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99	Press Release dated January 30, 2012, issued by Wright Medical Group, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined under U.S. federal securities laws.  These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends and may be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and other similar terms.  Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements.  Such risks and uncertainties include the impact of Wright's settlement of the federal investigation into Wright's consulting arrangements with orthopaedic surgeons relating to its hip and knee products in the United States, including Wright's compliance with a Deferred Prosecution Agreement through September 2012 and a Corporate Integrity Agreement through September 2015, and those risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, under the heading, "Risk Factors" and in Item 1A of Part II of our 10-Qs filed during 2011).  Readers should not place undue reliance on forward-looking statements.  Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012

WRIGHT MEDICAL GROUP, INC.
By: /s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99	Press Release dated January 30, 2012, issued by Wright Medical Group, Inc.